SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

                                    FORM 8-K

                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of THE SECURITIES
                              EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported) July 2, 1998

                           GEOTEK COMMUNICATIONS, INC.
               (Exact name of registrant as specified in charter)

          Delaware                   0-17581                    22-2358635
(State or other jurisdiction  (Commission File Number)         (IRS Employer
     of incorporation)                                      Identification No.)


102 Chestnut Ridge Road, Montvale, New Jersey                       07645
(Address of principal executive offices)                          (Zip Code)

        Registrant's telephone number, including area code 201-930-9305

                                       N/A
          (Former name or former address, if changed since last report)

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Item 5. Other Events

      Geotek Communications, Inc. (the "Company") has received a letter from the Pacific Stock Exchange (the "Exchange") stating that the Company is subject to the initiation of delisting proceedings for failure to maintain the Exchange's net tangible asset requirement. On August 4, 1998, the Exchange will request its Equity Listing Committee (the "Committee") to conduct a formal review of the Company's listing status and decide if continued listing on the Exchange is appropriate. If the Committee decides in favor of delisting, the Exchange would then file with the Securities and Exchange Commission to strike the Company's securities from listing and registration on the Exchange. The Company's shares are also traded on The OTC Bulletin Board under the symbol "GOTKQ".

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     GEOTEK COMMUNICATIONS, INC.

Date: July 22, 1998                  By: /s/ Robert Vecsler
                                         ---------------------------------------
                                         Name:  Robert Vecsler
                                         Title: Secretary and General Counsel